PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 07, 2008

MICREL,   INCORPORATED
(Exact name of Registrant as specified in its charter)

California	94-2526744
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

2180 Fortune Drive, San Jose, CA       95131
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (408) 944-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 8.01  Other Events

Micrel Board Increases Amount Authorized Under Share Repurchase Plan

San Jose, CA, October 7, 2008 — Micrel, Incorporated (Nasdaq NM: MCRL), an industry leader in high performance analog and high-speed mixed signal solutions reported today that its Board of Directors has approved an increase to the amount authorized for the repurchase of the Company’s common stock.  The new authorization supersedes the Company’s previously approved stock repurchase authorization and increases the amount authorized for share repurchase for calendar year 2008 to $60 million, from the previously authorized amount of $50 million.

The Company stated that the repurchases may occur from time to time in the open market or in privately negotiated transactions through December 31, 2008.  The timing and amount of any repurchase of shares will be determined by the Company’s management, based on its evaluation of market conditions and other factors.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICREL, INCORPORATED
(the Registrant)

By: /s/ Richard D. Crowley
Richard D. Crowley
Vice President, Finance and
Chief Financial Officer
(Principal Financial and
Accounting Officer)

Dated: October 07, 2008